Exhibit 10.37

Second Supplemental Agreement for Advertising Space Leasing Agreement
(“Second Supplemental Agreement”)

Party A (Lessor): Shenzhen Kezhi Technology Co., Ltd.(“Kezhi”)

Number of Business License: 91440300MA5G10WT71

Party B (Lessee): Shenzhen Honghao Internet Technology Co. Ltd. (“Honghao”)

Number of Business License: 91440300MA5GANXX8H

All terms in this agreement, unless otherwise stated, its definition is the same as the definition in the Advertising Space Leasing Agreement executed by both parties on September 25, 2020.

Whereas:

1. Party A and Party B entered into an Advertising Space Leasing Agreement (“Original Agreement”) on September 25, 2020, and entered into a Supplemental Agreement for Advertising Space Leasing Agreement (“First Supplemental Agreement”) on November 20, 2020.

2. Party A and Party B confirm that the total amount of RMB¥444,320,000 has been paid to Party A’s bank account by bank transfer, and details are as follows:

(1) Leasing fee: RMB¥434,320,000 as the first installment of 20-year buyout rents for advertising space management rights and advertising publishing rights;

(2) Contract bonds: RMB¥10,000,000 as the contract bonds of the Original Agreement.

3. Affected by factors such as COVID-19, Party A and Party B intend to adjust the media business operation strategy under the Original Agreement and First Supplemental Agreement. To ensure Party B’s business operating results, starting from the execution date of this Second Supplemental Agreement, Party A and Party B no longer involve the transfer of advertising space management rights and advertising publishing rights, and further decide to transfer the above-mentioned paid leasing fees as the working capital of Party A.

To this end, Party A and Party B signed this Second Supplemental Agreement on May 12, 2021, through friendly negotiation.

(1) The leasing fee RMB¥440,320,000 paid by Party B pursuant to the Original Contract and the First Supplemental Agreement is hereby transferred to the working capital of Party A (the “Dedicated Fund”). The use period of the Dedicated Fund is six years, starting from the effective date of this Second Supplemental Agreement. During the use period of the Dedicated Fund, Party A shall use the Dedicated Fund for the purposes and usages as stipulated in the Article 5 of this Second Supplemental Agreement to ensure that Party B can receive equivalent assets value.

(2) Party B may repay the Dedicated Fund in advance, but Party A shall notify Party B in writing five business days in advance and shall not affect the promise and guarantee made by Party A under the Article 6 of this Second Supplemental Agreement. In the event that Party A violates the provision of this Second Supplemental Agreement, Party B shall have the right to request Party A to return the principal and occupation fees of such working capital by notifying Party B in writing with five business days in advance.

(3) Party A agrees and confirms that, during the period of the Dedicated Funds, Party A shall pay Party B the occupation fees of non-operating funds occupied by Party A. The occupation fees of such non-operating funds occupied by Party A shall be calculated at five percent (5%) of the principal of the Dedicated Funds. In the event that Party A returns the Dedicated Funds on the day following the expiration date of the use period of the Dedicated Funds, Party A shall return the principal and the occupation fees of non-operating funds occupied by Party A in the total amount RMB¥577,616,000. If Party A returns all or part of the Dedicated Funds in advance, the occupation fee shall be calculated based on the principal of Dedicated Funds and actual occupied period.

(4) If Party A fails to return the principal of Dedicated Funds and pay the occupation fees, starting from the date of overdue, the interest on the overdue payment will be calculated at six percent (6%) per annum.

5. Party A shall invest the Dedicated Funds in three sectors, outdoor media, digital media, and real estate investment. Party A promises and guarantees that through its own business and resources, Party A will generate no less than RMB¥96,000,000 equivalent assets value per year for Party B during the use period of the Dedicated Funds, which means that Party A shall generate no less than RMB¥577,600,000 equivalent assets value during the use period of the Dedicated Funds. The value of equivalent assets shall be evaluated and determined by a legally qualified third-party asset appraisal company.

(6) In order for Party A to return the Dedicated Funds to Party B in accordance with this Second Supplemental Agreement and fulfill its commitment in Article 6, Party A promises that Nanjing Jinjiahu Culture Media Co., Ltd (“Nanjing Jinjiahu”) will generate no less than RMB¥30,000,000 equivalent assets value each year for Party B through Party A’s business cooperation with Nanjing Jinjiahu; Guangzhou Hongtan Commercial Real Estate Investment Partnership (limited partnership) (“Guangzhou Hongtan”) will generate no less than RMB¥48,000,000 equivalent assets value each year for Party B through Party A’s business cooperation with Guangzhou Hongtan; and Party A will generate no less than RMB¥18,000,000 equivalent assets value each year for Party B through Party A’s outdoor advertising business. For the payment batch, please refer to Attachment 1: Honghao return batch.

(7) If Party A, Nanjing Jinjiahu and Guangzhou Hongtan can meet the promised standard as above for two consecutive years, Party B shall have priority right to acquire the above three companies based on the price-to-earnings ratio evaluated and determined by a legally qualified third-party asset appraisal company. The valuation of the target companies shall be evaluated and determined by a legally qualified third-party asset appraisal company.

(8) Party A shall mortgage its own Huanghua pear assets worth RMB¥475,630,000 to Party B as a guarantee for return of the principal and occupation fees of the Dedicated Funds. The valuation report and mortgage agreement are attached hereto.

In the event that Party A fails to enable Party B to obtain RMB¥57,760,000 or more equivalent asset value or company value before the expiration of use period of the Dedicated Funds, Party A shall make up to Party B the remaining sum of Dedicated Funds, including principal and occupation fees of Dedicated Funds as stipulated in Article 1 of this Second Supplemental Agreement, by cash.

(10). This Second Supplemental Agreement will take effect upon Party A and Party B stamp it, and is binding to both parties. After this Second Supplemental Agreement becomes effective, it will become an integral part of the Original Agreement. In the event that the Original Agreement and the First Supplemental Agreement conflict with this Second Supplemental Agreement, this Second Supplemental Agreement shall prevail.

(11). In the event of a dispute arising from the execution and performance of this Second Supplemental Agreement, both parties shall resolve the dispute according to the dispute resolution mechanism set forth in the Original Agreement.

4. This Second Supplemental Agreement is made in two original copies and held by Party A and Party B.

[The Remainder of this page is intentionally left blank and stamp pages follow]

Party A: Shenzhen Kezhi Technology Co., Ltd. (Stamp)

Party B: Shenzhen Honghao Internet Technology Co. Ltd. (Stamp)

Date: May 12, 2021

Attachment 1: Honghao return batch

Return Payment (RMB￥million)

Project		2021Q3	2021Q4	2022Q1	2022Q2	2022Q3	2022Q4	2023Q1	2023Q2
Nanjing Jinjiahu			10	5	5	10	10	5	5
Guangzhou Hongtan		2	14	10	10	14	14	10	10
Party A outdoor advertising business			4.41	4.41	4.41	4.41	4.54	4.54	4.54

Project	2023Q3	2023Q4	2024Q1	2024Q2	2024Q3	2024Q4	2025Q1	2025Q2	2025Q3
Nanjing Jinjiahu	10	10	5	5	10	10	5	5	10
Guangzhou Hongtan	14	14	10	10	14	14	10	10	14
Party A outdoor advertising business	4.54	4.65	4.65	4.65	4.65	4.69	4.69	4.69	4.69

Project	2025Q4	2026Q1	2026Q2	2026Q3	2026Q4	2027Q1	2027Q2	2027Q3	Total
Nanjing Jinjiahu	10	5	5	10	10	10	10	5.60	185.6
Guangzhou Hongtan	14	14	14	14	14	13	11		288
Party A outdoor advertising business	4.63	2.19	4	4	4	4	4	4	104

RMB 577.6 million

4